Exhibit 99.2

PUBLIC

April 25, 2007

To:	Each of the Lenders under and as defined in the Term B Credit Agreement defined below.

Re:	Notice of Auto-Amendment of certain provisions of the Term Loan B Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain (a) Revolving Credit Agreement dated as of August 31, 2005, executed by Standard Pacific Corp. (“Borrower”), Bank of America, N.A. (“Bank of America”), as Administrative Agent and L/C Issuer, and the Lenders defined therein (as amended, modified, renewed, restated, or replaced, the “Revolving Credit Agreement”), (b) that certain Term Loan A Credit Agreement dated as of May 5, 2006, by and among Borrower, Bank of America, as Administrative Agent, and each of the Lenders defined therein (as amended, modified, renewed, restated, or replaced, the “Term A Credit Agreement”), and (c) that certain Term Loan B Credit Agreement dated as of May 5, 2006, by and among Borrower, Bank of America, as Administrative Agent (in such capacity, “Administrative Agent”), and each of the Lenders defined therein (such Lenders are collectively, the “Lenders” and individually a “Lender”) (as amended, modified, renewed, restated, or replaced, the “Term B Credit Agreement”). Unless otherwise defined herein, capitalized terms shall have the same meanings ascribed to them in the Term B Credit Agreement.

The purpose of this letter is to notify you that, pursuant to that certain Second Amendment of Revolving Credit Agreement and First Amendment of Term Loan A Credit Agreement dated as of April 25, 2007, by and among Borrower, Bank of America, each Lender under the Revolving Credit Agreement, and each Lender under the Term A Credit Agreement party thereto, and certain other parties (the “Revolver and Term A Amendment”), certain covenants and defined terms in the Revolving Credit Agreement and the Term A Credit Agreement have been modified. In accordance with Section 11.1 of the Term B Credit Agreement, modifications of the provisions of the Revolving Credit Agreement and Term A Credit Agreement that correspond to Sections 3.5, 3.6, any Section of Article 7, any Section of Article 8, or Sections 9.1(c) through (o) (and related definitions) will automatically modify the corresponding provisions in the Term B Credit Agreement. Therefore, the Sections of the Term B Credit Agreement that correspond to the amended provisions in the Revolver and Term A Amendment have been amended accordingly. The relevant provisions of the Revolver and Term A Amendment related to the Term A Credit Agreement (with similar changes to the Revolving Credit Agreement also included in such amendment) are as follows:

“(c) Section 8.15(a) of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Subject to the subordination terms applicable to such Subordinated Debt, Borrower may make regularly scheduled and mandatory payments in respect of any Subordinated Debt as and when due by the terms thereof; provided, however, that

Borrower may, subject to the limitations contained in Section 8.20(i), prepay or repurchase Subordinated Debt at any time from the proceeds of indebtedness issued by Borrower following the Closing Date so long as (i) the maturity date of all such indebtedness is at least one (1) year beyond the Maturity Date, and (ii) no Default or Event of Default exists both before and after giving effect thereto;

(d) Section 8.15(c) of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c) So long as no Default or Event of Default exists both before and after giving effect thereto, and subject to the limitations contained in Section 8.20(i), Borrower may from time to time repurchase shares of its capital stock.

(e) Section 8.19(a) of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) the Total Leverage Ratio to exceed 2.25 to 1.0, subject to the limitations contained in Section 8.20(C); and

(f) Section 8.20 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.20 Minimum Interest Coverage. Borrower shall not permit, at any time, the ratio (the “Interest Coverage Ratio”) of (a) Home Building EBITDA to (b) Consolidated Home Building Interest Incurred, for any period consisting of the preceding four (4) consecutive fiscal quarters (each, a “Measurement Period”), to be less than 1.75 to 1.0. Notwithstanding the foregoing, the Interest Coverage Ratio may be less than 1.75 to 1.0 but not less than 1.25 to 1.0, as of the last day of not more than three (3) consecutive Measurement Periods (such period beginning with the last day of the first Measurement Period in which the Interest Coverage Ratio is less than 1.75 to 1.0 and ending on the earlier of (x) the last day of the second Measurement Period thereafter or (y) the last day of the first Measurement Period thereafter in which the Interest Coverage Ratio is equal to or greater than 1.75 to 1.0, being the “Reduced Interest Coverage Period”), in each case so long as the following conditions precedent are satisfied:

(A) Borrower shall have delivered to Administrative Agent written notice of the commencement of a Reduced Interest Coverage Period, together with the Compliance Certificate pursuant to Section 8.1(e) indicating the first Measurement Period that it will not achieve an Interest Coverage Ratio of 1.75 to 1.0;

(B) Borrower shall have provided Administrative Agent with an updated business plan for Borrower and its Subsidiaries, reflecting Borrower’s reasonable estimate as to when it will exit the Reduced Interest Coverage Period;

(C) In the case of an Interest Coverage Ratio of (1) less than 1.75 to 1.0, but not less than 1.50 to 1.0, the Total Leverage Ratio shall not exceed 1.75 to 1.0 and (2) less than 1.50 to 1.0, the Total Leverage Ratio shall not exceed 1.50 to 1.0; and

(D) Borrower may elect only one (1) Reduced Interest Coverage Period during the term of this Agreement.

Provided further that:

(i) In the case of an Interest Coverage Ratio of less than 1.75 to 1.0, Borrower may not (x) repurchase shares of its capital stock (other than shares repurchased from Borrower’s employees in connection with tax withholding obligations associated with Borrower’s equity incentive plans) pursuant to Section 8.15(c) or (y) prior to the stated maturity date of any Subordinated Debt, pay, repurchase, or redeem all or any part of such Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of such Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of such Subordinated Debt (other than with the proceeds of Subordinated Debt issued by Borrower after the commencement of the Reduced Interest Coverage Period), during the period of time commencing on the date that Borrower submits a Compliance Certificate pursuant to clause (A) above, indicating that the Interest Coverage Ratio was less than 1.75 to 1.0 and ending on the last day of the first Measurement Period thereafter in which the Interest Coverage Ratio is at least 1.75 to 1.0; and

(ii) If the Interest Coverage Ratio is (A) less than 1.75 to 1.0, but not less than 1.50 to 1.0, as of the last day of the Reduced Interest Coverage Period, the Interest Coverage Ratio must be not less than 1.625 to 1.0 as of the last day of the first Measurement Period thereafter, and then not less than 1.75 to 1.0 as of the last day of the second Measurement Period thereafter, or (B) less than 1.50 to 1.0, but not less than 1.25 to 1.0, as of the last day of the Reduced Interest Coverage Period, the Interest Coverage Ratio must be not less than 1.50 to 1.0 as of the last day of the first Measurement Period thereafter and then not less than 1.75 to 1.0 as of the last day of the second Measurement Period thereafter.

An example of the calculation of the Interest Coverage Ratio is as set forth in Schedule 8.20.”

A fully executed copy of the Revolver and Term A Amendment has been posted to Intralinks.

[Signature pages follow.]

Very truly yours,

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Eyal Namordi
Eyal Namordi
Vice President

STANDARD PACIFIC CORP.

By:	/s/ Andrew H. Parnes
Name:	Andrew H. Parnes
Title:	Executive Vice President and Chief Financial Officer